Exhibit 10.5

Wei Chen

Lili He

Hangzhou Ali Venture Capital Co., Ltd.

BEST Logistics Technologies Limited

Zhejiang BEST Technology Co., Ltd.

AND

Hangzhou BEST Network Technologies Co., Ltd.

AMENDED AND RESTATED SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

FOR

HANGZHOU BEST NETWORK TECHNOLOGIES CO., LTD.

June 21, 2017

AMENDED AND RESTATED SHAREHOLDERS’ VOTING RIGHTS PROXY AGREEMENT

This Amended and Restated Shareholders’ Voting Rights Proxy Agreement (this “Agreement”) is entered into as of June 21, 2017 in Hangzhou, Zhejiang Province, the People’s Republic of China (the “PRC”) by and among the following Parties:

1. Wei Chen

Address:

ID No.:

2. Lili He

Address:

ID No.:

3. Hangzhou Ali Venture Capital Co., Ltd.

Registered address: Room 301, 3/F, Building 1, 699 Wangshang Road, Binjiang District, Hangzhou

Legal representative: Yong Zhang

(Wei Chen, Lili He and Hangzhou Ali Venture Capital Co., Ltd. shall hereinafter be referred to individually as a “Shareholder”, or collectively as the “Shareholders”);

4. BEST Logistics Technologies Limited (the “Cayman Company”)

Registered address: The Grand Pavilion Commercial Centre, Oleander Way, 802 West Bay
Road, Grand Cayman KY1-1208, Cayman Islands

5. Zhejiang BEST Technology Co., Ltd. (the “WFOE”)

Registered address: Room 307, 3/F, 3850 Jiangnan Avenue, Binjiang District, Hangzhou

Legal representative: Shao-Ning Johnny Chou

6. Hangzhou BEST Network Technologies Co., Ltd. (the “Company”)

Registered address: Commercial Unit 16-17, Chang Jiang Xi Yuan, Binjiang District, Hangzhou
Legal representative: Wei Chen

(In this Agreement, each aforesaid party is referred to individually as a “Party” or collectively as the “Parties”.)

Whereas:

1.      The Shareholders are the existing shareholders of the Company, holding 100% equity interest in the Company;

2.                  The Shareholders each intend to entrust an individual(s) designated by the WFOE and approved by the Cayman Company to exercise on their behalf their voting rights at the Company, and the WFOE has agreed to designate such individual(s) to accept such entrustment;

3.                  In order to grant the abovementioned voting rights, the Shareholders, the WFOE and the Company have entered into the Amended and Restated Shareholders’ Voting Rights Proxy Agreement dated February 15, 2015, and the Parties desire to amend and restate such Amended and Restated Shareholders’ Voting Rights Proxy Agreement.

NOW, THEREFORE, upon friendly consultations, the Parties hereby agree as follows:

Section 1 Voting Rights Proxy

1.1       Each Shareholder hereby irrevocably undertakes to execute a power of attorney in the form and substance of Schedule I hereto upon entry into this Agreement, and each Shareholder shall empower an individual(s) then designated by the WFOE and approved by the Cayman Company (the “Proxy”), to exercise on behalf of such Shareholder in a manner consented to by the Cayman

Company the following rights such Shareholder shall be entitled to in its capacity as a shareholder of the Company in accordance with then effective articles of association of the Company (collectively the “Proxy Rights”):

(1)         to propose the convening of, and attend, as Proxy of the Shareholder, the shareholders’ meetings of the Company in accordance with the articles of association of the Company;

(2)         to exercise voting rights on behalf of each Shareholder in respect of all matters to be deliberated and resolved upon by the shareholders’ meetings, including but not limited to the following: (a) to designate and elect the Company’s directors and other senior management to be appointed and removed by the shareholders, (b)  to propose and resolve upon the dissolution or liquidation of the Company in accordance with the procedures specified by the Company’s articles of association, (c) to dispose of or transfer the Company’s assets, or transfer on behalf of each Shareholder all or part of its equity interest in the Company;

(3)         to exercise other shareholder voting rights under the articles of association of the Company (including any such other shareholder voting rights as may be prescribed by amendments thereto).

The foregoing grant of powers and entrustment is conditional upon the Proxy being a PRC citizen and the WFOE and the Cayman Company  consenting to such grant of powers and entrustment. With the Cayman Company’s consent, the WFOE shall have the right to replace the aforesaid Proxy at any time. If and only if the WFOE has given the Shareholders a written notice requesting  to remove and replace the Proxy, the Shareholders shall immediately appoint such other PRC citizen as designated by the WFOE and approved by the Cayman Company to exercise the aforesaid Proxy Rights; and once made, such new grant of powers and entrustment shall immediately supersede the original authorization and entrustment. Except in accordance with the foregoing, the authorization and entrustment granted to the Proxy shall not be revoked by the Shareholders.

1.2       The Proxy shall act with care and diligence and lawfully fulfil the entrusted obligations with the scope of the authorization hereunder; the Shareholders shall each accept, and bear legal liabilities for, any legal consequences arising from the Proxy’s exercise of aforesaid Proxy Rights.

1.3       The Shareholders hereby confirm that the Proxy shall not be required to solicit the opinions of the Shareholders before it exercises the aforesaid Proxy Rights, provided that the Proxy shall keep  the Shareholders timely informed if any resolution has been adopted or any proposal to convene an extraordinary shareholders’ meeting has been made.

Section 2 Information Right

2.1           For the purpose of exercising its Proxy Rights hereunder, the Proxy shall have the right to obtain knowledge of all information pertaining to the Company’s operations, businesses, customers, finances, employees, etc. and to inspect relevant materials of the Company; the Company shall provide full cooperation in this regard.

Section 3 Exercise of Proxy Rights

3.1       The Shareholders shall provide full assistance to the Proxy in connection with its exercise of its Proxy Rights, including, where necessary (e.g., when it is necessary to meet government approval, registration and recordal-related filing requirements ), timely execution of the shareholders’ meeting resolutions or other relevant legal documents adopted by the Proxy.

3.2       If at any time during the term hereof, it becomes impossible to achieve the grant or exercise of the Proxy Rights hereunder for any reason (other than due to a breach by the Shareholders or the Company), the Parties shall immediately seek an alternative solution closest to the unachievable provisions and shall, as necessary, enter into a supplementary agreement to amend or modify the provisions hereof such that the purpose of this Agreement may continue to be achieved.

3.3       If, upon the exercise by the Proxy of the Proxy Rights, the Company is dissolved, or any Shareholder transfers all or part of its equity interest in the Company, and if  any Shareholder has received from such liquidation or equity transfer aggregate proceeds in excess of its capital contribution to the Company or has received from the Company any profits, bonuses, dividends or other distributions of whatever form, then to the extent not contrary to PRC laws, such Shareholder agrees to waive the excessive amount (relative to its capital contribution) and any such profits, bonuses, dividends or distributions (net of tax and fees) , and the WFOE and/or the Cayman Company shall be entitled to receive the same. Such Shareholders shall direct the relevant transferee or the Company to wire such proceeds to the bank account then designated by the WFOE or the Cayman Company.

Section 4 Disclaimer and Indemnity

4.1       The Parties acknowledge that the WFOE and the Cayman Company shall in no event be held liable to the other Parties or any third party or to provide any indemnity, economic or otherwise, for the exercise by the individual(s) designated or approved by them of the Proxy Rights hereunder.

4.2       The Shareholders and the Company agree to indemnify and hold the WFOE and the Cayman Company harmless against any and all losses suffered or likely to be suffered by them as a result of the exercise of the Proxy Rights by the Proxy designated or approved by the WFOE or the Cayman Company, including, without limitation, any losses arising out of any suit, recourse, arbitration or claims brought by any third party against them or of any administrative investigation or sanction of any government authorities, except where such losses have arisen out of the willful misconduct or gross negligence of the Proxy.

Section 5 Representations and Warranties

5.1    The Shareholders and the Company hereby respectively represent and warrant as follows:

5.1.1 They are either a PRC citizen with full capacity or a limited liability company duly registered and validly existing under the PRC laws with independent corporate legal personality; they have full and independent legal status and legal capacity and have been duly authorized to execute, deliver and perform this Agreement, and may sue and be sued as an independent party.

5.1.2 They have full power and authority to execute and deliver this Agreement and all the other documents to be entered into by them in connection with the transaction contemplated hereunder, as well as to consummate the transaction hereunder. This Agreement has been duly and lawfully executed and delivered by them and shall constitute their legal and binding obligations, enforceable against them in accordance with the provisions hereof.

5.1.3 The Shareholders are the lawfully registered shareholders of Company as of the effective date hereof, except the rights created by this Agreement, the Amended and Restated Equity Pledge Agreement executed by and among the Shareholders, the Company and the WFOE as of the date hereof, and the Amended and Restated Exclusive Option Agreement executed by and among the Shareholders, the Company, the WFOE and the Cayman Company as of the date hereof, the Proxy Rights are free and clear of any third party rights. Pursuant to this Agreement, the Proxy may exercise the Proxy Rights completely and fully in accordance with the then effective articles of association of the Company.

5.2    The Cayman Company and the WFOE hereby respectively represent and warrant as follows:

5.2.1       They are either a company duly registered and validly existing under the laws of the Cayman Islands or a limited liability company duly registered and validly existing under the PRC laws, with an independent corporate legal personality; they have full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may sue or be sued as an independent party.

5.2.2       They have full internal power and authority to execute and deliver this Agreement and all the other documents in connection with the transaction contemplated hereunder, which are to be entered into by them, and have full power and authority to consummate the transaction hereunder.

Section 6 Term of Agreement

6.1       This Agreement shall become effective on the date when it is duly executed by the Parties hereto, and shall remain valid so long as the Shareholders are the Company’s shareholders, until and unless it is terminated early by the WFOE or the Cayman Company in accordance with Section 9.1 hereof.

Section 7 Notice

7.1       Any notice, request, demand and other correspondences required hereby or made hereunder shall be served in writing on the relevant Party.

7.2       The above notices or other correspondences shall be deemed given (i) upon transmission, if sent by facsimile, or (ii) upon delivery to the recipient  if delivered in person, or (iii) on the fifth (5) day after posting, if sent by mail.

Section 8 Confidentiality

8.1       Notwithstanding the termination of this Agreement, the Parties shall maintain in strict confidence the business secrets, proprietary information, customer information and any other information of a confidential nature of the other Parties coming into its knowledge during the conclusion and performance of this Agreement (collectively, “Confidential Information”). Except with prior written consent from the Party disclosing the Confidential Information or to the extent required to disclose to a third party by relevant laws or regulations or by the requirements of the listing venue of an affiliate, no Party receiving the Confidential Information shall disclose any Confidential Information to any third party; the Party receiving the Confidential Information shall not use, directly or indirectly, any Confidential Information other than for the purpose of performing this Agreement.

8.2       The following information shall not constitute Confidential Information:

(a)         any information which, as shown by written evidence, has previously been known to the receiving Party by lawful means;

(b)         any information which enters the public domain other than as a result of the receiving Party’s fault; or

(c)          any information lawfully acquired by the receiving Party from another source subsequent to its receipt thereof hereunder.

8.3       A recipient Party may disclose the Confidential Information to its relevant employees, or agents to the professionals engaged by it, provided that such recipeint Party shall ensure that such persons shall comply with relevant terms and conditions of this Agreement and that it shall assume any liability arising out of any breach by such persons thereof.

8.4       Notwithstanding any other provisions herein, the validity of this Section shall not be affected by the suspension or termination of this Agreement.

Section 9 Liability for Default

9.1       The Parties agree and acknowledge that if any Party (the “Defaulting Party”) materially breaches any provision hereof, or materially fails to perform or delays in performing any obligation hereunder, such breach, failure or delay shall constitute a default hereunder (the “Default”) and any of the non-defaulting Parties (the “Non-Defaulting Party”) shall have the right to demand the Defaulting Party to cure such Default or take remedial measures within a reasonable period of time. If the Defaulting Party fails to cure such Default or take remedial measures within such reasonable period of time or within ten (10) days upon receipt of the written notice from the Non-Defaulting Party requesting it to cure such Default, then:

9.1.1       If any Shareholder or the Company is the Defaulting Party, the WFOE or the Cayman Company shall be entitled to terminate this Agreement and demand the Defaulting Party to indemnify for damage;

9.1.2       If the WFOE or the Cayman Company is the Defaulting Party, the Non-Defaulting Party shall be entitled to demand the Defaulting Party to indemnify for damage, provided that unless otherwise stipulated by laws, the Non-Defaulting Party shall in no event be entitled to terminate or rescind this Agreement.

9.2                     Notwithstanding any other provisions hereof, this Section shall survive the suspension or termination of this Agreement.

Section 10 Miscellaneous

10.1     This Agreement is made in Chinese in six (6) originals with each Party retaining one (1) copy hereof.

10.2              The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC laws.

10.3              Any disputes arising under or in connection with this Agreement shall be resolved by the Parties through consultations. If the Parties fail to reach an agreement within thirty (30) days after its occurrence, such dispute shall be brought before the competent people’s court of Hangzhou for adjudication.

10.4              No rights, powers and remedies granted to any Party by any provision herein shall not preclude any other rights, powers and remedies such Party is entitled to in accordance with laws and other provisions of this Agreement, and no exercise by a Party of its rights, powers and remedies shall preclude its exercise of any other rights, powers and remedies it is entitled to.

10.5              No failure or delay by a Party to exercise any of its rights, powers and remedies under this Agreement or the laws (the “Party Rights”) shall operate as a waiver of such Party Rights, nor shall any single or partial exercise of any Party Rights preclude any further exercise of such Party Rights or any exercise of any other Party Rights.

10.6              The headings of the sections herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

10.7              Each provision contained herein shall be severable and independent from other provisions. If at any time any one or more provisions herein become invalid, illegal or unenforceable, the validity, legality or enforceability of all other provisions herein shall not be affected thereby.

10.8              Upon execution, this Agreement shall supersede any other legal documents previously executed by relevant parties with respect to the same subject matter hereof, including, without limitation, the Amended and Restated Shareholders’ Voting Rights Proxy Agreement dated February 15, 2015 by and among the Shareholders, the WFOE and the Company , which shall terminate on the execution date of this Agreement.

10.9              Any amendments or supplements to this Agreement shall be in writing and shall become effective after duly executed by the Parties hereto.

10.10       No Party shall assign any of its rights and/or obligations hereunder to any third parties without prior written consent from other Parties.

10.11       This Agreement shall be binding on the lawful assignees or successors of the Parties.

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[Signature Page]

IN WITNESS HEREOF, the Parties have duly executed this Agreement on the date and at the place first above written.

Wei Chen

Signature:	/s/ Wei Chen

Lili He

Signature:	/s/ Lili He

Hangzhou Ali Venture Capital Co., Ltd.

(Seal)

BEST Logistics Technologies Limited

Authorized Signatory: /s/ Shao-Ning Johnny Chou

Zhejiang BEST Technology Co., Ltd.

(Seal)

Authorized Signatory: /s/ Shao-Ning Johnny Chou

Hangzhou BEST Network Technologies Co., Ltd.

(Seal)

Schedule I

Power of Attorney

This Power of Attorney (the “Power of Attorney”), executed by [name of company shareholder] (domicile: [•], ID No./Registration No. [•]) on [date], is issued to and in favor of [•] (domicile: [•], ID No. [•]) (the “Proxy”).

I/We, [name of individual/company], hereby grant to the Proxy a general proxy authorizing the Proxy to exercise, as my/our proxy and on my/our behalf, the following rights I/we are entitled to exercise in my/our capacity as a shareholder of Hangzhou BEST Network Technologies Co., Ltd. (the “Company”):

(1)         to propose the convening of, and attend, the shareholders’ meetings as my/our proxy in accordance with the articles of association of the Company;

(2)         to exercise voting rights as my/our Proxy in respect of all matters to be deliberated and resolved upon by the shareholders’ meetings, including but not limited to the following: (a) to designate and elect the Company’s directors and other senior management to be appointed and removed by the shareholders, (b)  to propose and resolve upon the dissolution or liquidation of the Company in accordance with the procedures specified by the Company’s articles of association, (c) to dispose of or transfer the Company’s assets, or transfer on behalf of each Shareholder all or part of its equity interest in the Company;

(3)         to exercise other shareholder voting rights under the articles of association of the Company (including any such other shareholder voting rights as may be prescribed by amendments thereto).

I/We hereby irrevocably confirm that unless Zhejiang BEST Technology Co., Ltd. (the “WFOE”), has served on me/us a written instruction to replace the Proxy upon consent of BEST Logistics Technologies Limited (a company established and existing pursuant to the laws of Cayman Islands) (the “Cayman Company”), this Power of Attorney shall remain valid until the expiry or early termination of the Amended and Restated Shareholders’ Voting Rights Proxy Agreement dated __________, 2017 by and among the Cayman Company, the WFOE, the Company and the shareholders of the Company.

Name:

By
(signature/seal):
Date: